SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Mechel Steel Group OAO

(Exact Name of Registrant as Specified in its Charter)

Russian Federation	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Krasnopresnenskaya Naberezhnaya 12

Moscow 123610

Russian Federation

(Address, including Zip Code, of Registrant’s

Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
Common shares, nominal value 10 rubles per share	New York Stock Exchange*

* The common shares will trade only in the form of American Depositary Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-119497

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates the description of the securities to be registered by this Form 8-A by reference to the sections captioned “Description of Capital Stock and Certain Requirements of Russian Legislation” and “Description of American Depositary Shares” in the Registration Statement on Form F-1 (Registration No. 333-119497), as amended, originally publicly filed with the Securities and Exchange Commission on October 4, 2004.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Mechel Steel Group OAO

Date: October 22, 2004	By:	/s/ Vladimir Iorich
	Name:	Vladimir F. Iorich
	Title:	Chief Executive Officer